UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 31, 2012

Ring Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53920	90-0406406
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

6555 South Lewis Street, Tulsa, OK	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (918) 499-3880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2012, Robert “Steve” Owens resigned as a director and as Chief Executive Officer, Chief Financial Officer and as President of the Company.  Also on August 31, 2012, William R. Broaddrick was appointed as the Interim Chief Executive Officer and Interim Chief Financial Officer.  Mr. Broaddrick has served as our treasurer and controller since June 27, 2012.  Mr. Broaddrick, age 35, served as a director and chief financial officer of Stanford Energy, Inc., our wholly owned subsidiary  from January 2011 until June 2012.  From September 2001 until July 2010 he served as chief financial officer of Arena Resources, Inc., an oil and gas company.  Mr. Broaddrick holds options to purchase 100,000 shares of our common stock at $2.00 per share.  These options were granted by Stanford Energy on December 1, 2011, and were assumed by us in connection with the closing of the acquisition of Stanford Energy in June 2012.  These options vest 20% per year over a five year period.

Also on August 31, 2012, Robert Morley resigned from our Audit Committee and Lloyd “Tim” Rochford was appointed to the committee.  We also created a Compensation Committee and appointed Mr. Rochford and Stan McCabe as the initial members of the committee.

Item 8.01

Other Events.

On August 31, 2012, we completed our offering of up to 1,700,000 shares of common stock at $4.50 per share and sold all of the shares in the offering for gross proceeds of $7,650,000.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  Each of the 70 investors in this offering was an accredited investor as defined in Regulation D.  Each investor delivered appropriate investment representations with respect to these sales and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each investor was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with this offering.  The shares sold in this offering were not and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ring Energy, Inc.

Date: August 31, 2012

By /s/ William R. Broaddrick

William R. Broaddrick

Interim Chief Executive Officer

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